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                                                                      EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our Reports included or incorporated by reference in this Form 10-K, into Chemical Waste Management, Inc.'s previously filed Registration Statements on Form S-8 (registration nos. 33-18266, 33-16280, 33-36578 and 33-35063) and
Registration Statements on Form S-3 (registration nos. 33-32117, 33-24615-01, 33-36212 and 33-38762).


/s/ Arthur Andersen & Co.

ARTHUR ANDERSEN & CO.

Chicago, Illinois,
March 25, 1994